EXHIBIT 99.1

Yext, Inc. Announces Second Quarter Fiscal 2018 Results

–	Second Quarter Revenue of $40.8 Million, an Increase of 38% Year-Over-Year

–	Gross Margin of 74.1% as Compared to 69.3% in the Year Ago Quarter

–	Issues Revenue Guidance of $43.5 Million - $44.0 Million for the Third Quarter Fiscal 2018

NEW YORK, September 6, 2017 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management, today announced its results for the three months ended July 31, 2017, or the Company's second quarter of fiscal 2018.
“We had a great second quarter, highlighted by strong revenue growth of 38% over the second quarter last year and the continued expansion of our gross margins, which increased 480 basis points over the year ago quarter,” said Howard Lerman, Co-Founder and Chief Executive Officer of Yext.
“We are the leader in a new category called digital knowledge management and we are continuing to benefit from an important macro trend: the rise of intelligent search.
“During the second quarter, we opened our office in Japan, launched our App Directory and added over 50 new Enterprise logos. We have also continued our progress in building a world class sales organization with several new hires, including a GVP to lead both our eastern region and the Financial services vertical; an EVP for mid-markets and the small business channel; and the Chairman and CEO of Yext Japan.
“Our addressable market is at least $10 billion and growing, and we will continue to invest in expanding our distribution capabilities in the second half of the year, which we believe will position us for long-term success.”

Second Quarter Fiscal 2018 Highlights:

•
Revenue of $40.8 million, a 38% increase as compared to the $29.6 million reported in second quarter fiscal 2017. The revenue increase this quarter was primarily due to the continued growth of our customer base and higher revenue from existing customers, primarily due to expanded subscriptions.

•
Gross Profit of $30.2 million, a 48% increase as compared to the $20.5 million reported in second quarter fiscal 2017. Gross margin of 74.1% as compared to the 69.3% reported in second quarter fiscal 2017.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $16.4 million as compared to the $9.0 million net loss in second quarter fiscal 2017. The increased loss was driven by increased operating expenses, primarily in sales and marketing, due to efforts to acquire new customers.

•	Non-GAAP net loss of $11.4 million as compared to the $6.8 million non-GAAP net loss in the second quarter fiscal 2017.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
Net loss per share of $0.18 based on 90.1 million weighted-average shares outstanding, compared to the net loss per share of $0.29 based on 31.0 million weighted-average shares outstanding in the second quarter fiscal 2017.

•
Non-GAAP net loss per share of $0.13 based on 90.1 million weighted-average shares outstanding at quarter end, as compared to the $0.22 non-GAAP net loss per share in the second quarter fiscal 2017 and based on 31.0 million weighted-average shares outstanding at quarter end.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $127.3 million as of July 31, 2017.

•
Cash Flow: Cash used in operating activities for the second quarter of fiscal 2018 was $5.1 million as compared to cash used in operating activities of $5.3 million in the same period in fiscal 2017. The lesser use of cash in the current period reflects a greater source of cash from working capital.

Second Quarter Fiscal 2018 and Other Recent Business Highlights:

•	Managed approximately 22.9 million attributes and approximately 1.2 million locations on Yext's digital knowledge platform as of July 31, 2017.

•
Launched the Yext App Directory, allowing customers to connect the digital knowledge they are managing within Yext to the other software systems used across their enterprise, with more than 20 self-serve, pre-built integrations with the world's leading business technologies, including HubSpot, Zendesk, Smartling and Domo.

•
Expanded the global reach of our industry-leading PowerListings Network with new publishing partners in the United Kingdom (Yell, FindOpen), Germany (Das Ortliche, GoYellow.de) and Italy (PagineGialle, Virgilio).

•
Appointed Eiji Uda, a leading cloud computing expert with over three decades of enterprise technology experience at IBM, Softbank Commerce Corporation, and Salesforce.com, as Chairman and CEO of Yext in Japan, and opened an office in Tokyo, Japan, marking the first time Yext's platform will be available to businesses headquartered in Asia.

•	Named #1 on the list of the 25 Best Small and Medium Workplaces in New York published by Fortune Magazine.
Financial Outlook:
Yext is also providing the following guidance for its third fiscal quarter ending October 31, 2017 and the fiscal year ending January 31, 2018.

•	Third Quarter Fiscal 2018 Outlook:

•	Revenue is projected to be $43.5 million to $44.0 million.

•	Non-GAAP net loss per share is projected to be $0.12 to $0.14, which assumes 90.2 million weighted-average common shares outstanding.

•	Full Year Fiscal 2018 Outlook:

•	Revenue is projected to be $169.5 million to $170.5 million, an increase from the Company's previous expectation of $169.0 million to $170.0 million.

•	Non-GAAP net loss per share is projected to be $0.50 to $0.52, which assumes 90.5 million non-GAAP common shares outstanding.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.866.591.4891 (U.S. callers) or 1.409.350.3168 (international callers) using conference ID number 73720820. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until Sunday, September 10, 2017 at 11:59 P.M. Eastern Time by dialing 1.855.859.2056 (U.S. callers) or 1.404.537.3406 (international) and entering passcode 73720820.

About Yext
Yext puts business on the map. Yext is defining a new category called digital knowledge management, which helps businesses manage all of the public facts that it wants consumers to know across the digital ecosystem. The Yext Knowledge Engine™ lets companies manage their digital knowledge in the cloud and sync it to over 100 services in the PowerListings Network®. Yext Listings, Pages, and Reviews help businesses around the globe facilitate face-to-face and digital interactions that boost brand awareness, drive foot traffic, and increase sales.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue and non-GAAP net loss for our third quarter of fiscal 2018 and full-year fiscal 2018 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to develop new product and platform offerings; and our ability to manage our growth effectively. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q, which is available at http://investors.yext.com and on the SEC's website at http://sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss and non-GAAP net loss per share. Non-GAAP net loss and non-GAAP net loss per share are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss and non-GAAP net loss per share to net loss per share, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	July 31, 2017	January 31, 2017
Assets
Current assets:
Cash and cash equivalents	$32,879	$24,420
Marketable securities	94,386	—
Accounts receivable, net of allowances of $43 and $189, respectively	14,495	27,646
Prepaid expenses and other current assets	6,182	3,511
Deferred commissions	6,287	6,252
Total current assets	154,229	61,829
Restricted cash	—	500
Property and equipment, net	11,633	11,613
Goodwill	4,728	4,444
Intangible assets, net	2,913	3,128
Other long term assets	3,086	4,951
Total assets	$176,589	$86,465
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$20,571	$25,633
Deferred revenue	57,574	57,112
Deferred rent	1,257	936
Total current liabilities	79,402	83,681
Deferred rent, non-current	3,732	4,348
Long term debt	—	5,000
Other long term liabilities	571	576
Total liabilities	83,705	93,605
Commitments and contingencies (Note 12)
Convertible preferred stock:
Convertible preferred stock, $0.001 par value per share; zero and 43,705,690 shares authorized at July 31, 2017 and January 31, 2017, respectively; zero and 43,594,753 shares issued and outstanding at July 31, 2017 and January 31, 2017, respectively	—	120,615
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value per share; 50,000,000 and zero shares authorized at July 31, 2017 and January 31, 2017, respectively; zero shares issued and outstanding at July 31, 2017 and January 31, 2017	—	—
Common stock, $0.001 par value per share; 500,000,000 and 200,000,000 shares authorized at July 31, 2017 and January 31, 2017, respectively; 96,658,043 and 37,900,051 shares issued at July 31, 2017 and January 31, 2017, respectively; 90,152,709 and 31,394,717 shares outstanding at July 31, 2017 and January 31, 2017, respectively	97	38
Additional paid-in capital	305,593	52,805
Accumulated other comprehensive loss	(1,511)	(1,808)
Accumulated deficit	(199,390)	(166,885)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity (deficit)	92,884	(127,755)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$176,589	$86,465

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Revenue	$40,769	$29,556	$77,849	$56,681
Cost of revenue	10,541	9,067	20,229	17,902
Gross profit	30,228	20,489	57,620	38,779
Operating expenses:
Sales and marketing	30,673	18,132	59,135	34,975
Research and development	6,493	4,673	11,479	9,444
General and administrative	9,569	6,691	18,907	12,674
Total operating expenses	46,735	29,496	89,521	57,093
Loss from operations	(16,507)	(9,007)	(31,901)	(18,314)
Investment income	322	14	322	26
Interest expense	(82)	(30)	(170)	(35)
Other income (expense), net	57	11	(535)	(31)
Loss from operations before income taxes	(16,210)	(9,012)	(32,284)	(18,354)
Provision for income taxes	(189)	—	(221)	(1)
Net loss	$(16,399)	$(9,012)	(32,505)	$(18,355)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.29)	$(0.49)	$(0.59)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	90,064,644	31,022,319	65,676,665	31,000,444

Other comprehensive income (loss):
Foreign currency translation adjustment	$165	$(474)	$357	$(209)
Unrealized loss on marketable securities	(60)	—	(60)	—
Total comprehensive loss	$(16,294)	$(9,486)	$(32,208)	$(18,564)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(32,505)	$(18,355)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,429	1,949
Provision for bad debts	169	190
Stock-based compensation	9,065	3,799
Change in fair value of convertible preferred stock warrant liability	491	42
Deferred income taxes	6	(13)
Amortization of deferred financing costs	69	36
Changes in operating assets and liabilities:
Restricted cash	500	5,789
Accounts receivable	13,168	12,469
Prepaid expenses and other current assets	(2,571)	(1,926)
Deferred commissions	(487)	(548)
Other long term assets	(119)	(454)
Accounts payable, accrued expenses and other current liabilities	(3,506)	(1,604)
Deferred revenue	125	1,170
Deferred rent	(303)	(363)
Other long term liabilities	20	12
Net cash (used in) provided by operating activities	(13,449)	2,193
Cash flows from investing activities:
Purchases of marketable securities	(94,446)	—
Capital expenditures	(1,886)	(1,637)
Purchases of intangible assets	—	(298)
Net cash used in investing activities	(96,332)	(1,935)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	123,527	—
Payments of deferred offering costs	(4,263)	—
Proceeds from exercise of stock options	2,381	691
Proceeds from exercise of warrants	79	—
Repayments on Revolving Line	(5,000)	—
Payments of deferred financing costs	(99)	(180)
Proceeds from employee stock purchase plan	1,337	—
Net cash provided by financing activities	117,962	511
Effect of exchange rate changes on cash and cash equivalents	278	(89)
Net increase in cash and cash equivalents	8,459	680
Cash and cash equivalents at beginning of period	24,420	30,028
Cash and cash equivalents at end of period	$32,879	$30,708
Supplemental disclosures of non-cash investing and financing information:
Non-cash capital expenditures, including capitalized stock-based compensation, and items in accounts payable, accrued expenses and other current liabilities	$296	$128
Conversion of convertible preferred stock to common stock	$120,615	$—
Conversion of convertible preferred stock warrants to common stock warrants	$1,435	$—
Cash paid on interest	$71	$—
Cash paid on income taxes	$31	$6

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended July 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$10,541	$(339)	$10,202
Gross profit	30,228	(339)	30,567
Sales and marketing	30,673	(2,477)	28,196
Research and development	6,493	(749)	5,744
General and administrative	9,569	(1,438)	8,131
Loss from operations	(16,507)	(5,003)	(11,504)
Net loss	$(16,399)	$(5,003)	$(11,396)

	Three months ended July 31, 2016
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$9,067	$(151)	$8,916
Gross profit	20,489	(151)	20,640
Sales and marketing	18,132	(967)	17,165
Research and development	4,673	(480)	4,193
General and administrative	6,691	(603)	6,088
Loss from operations	(9,007)	(2,201)	(6,806)
Net loss	$(9,012)	$(2,201)	$(6,811)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Six months ended July 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$20,229	$(486)	$19,743
Gross profit	57,620	(486)	58,106
Sales and marketing	59,135	(4,736)	54,399
Research and development	11,479	(1,312)	10,167
General and administrative	18,907	(2,531)	16,376
Loss from operations	(31,901)	(9,065)	(22,836)
Net loss	$(32,505)	$(9,065)	$(23,440)

	Six months ended July 31, 2016
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$17,902	$(298)	$17,604
Gross profit	38,779	(298)	39,077
Sales and marketing	34,975	(1,666)	33,309
Research and development	9,444	(889)	8,555
General and administrative	12,674	(946)	11,728
Loss from operations	(18,314)	(3,799)	(14,515)
Net loss	$(18,355)	$(3,799)	$(14,556)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended July 31,
	2017	2016
Net loss	$(16,399)	$(9,012)
Stock-based compensation	5,003	2,201
Non-GAAP net loss	$(11,396)	$(6,811)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.29)

Stock-based compensation per share	0.05	0.07
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.22)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	90,064,644	31,022,319

	Six Months Ended July 31,
	2017	2016
Net loss	$(32,505)	$(18,355)
Stock-based compensation	9,065	3,799
Non-GAAP net loss	$(23,440)	$(14,556)

Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.59)

Stock-based compensation per share	0.14	0.12
Non-GAAP unweighted adjustment	0.09	—
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.47)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	65,676,665	31,000,444

Non-GAAP unweighted adjustment	24,463,354	68,909
Non-GAAP number of common shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	90,140,019	31,069,353

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison for future periods, the Company calculated non-GAAP net loss per share for the six months ended July 31, 2017, and 2016 on a comparative basis, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the three months ended July 31, 2017 and 2016 using the weighted-average number of shares outstanding for the respective periods.

YEXT, INC.
Condensed Cash Flow Data
(in thousands)
(unaudited)

	Three months ended July 31,
	2017	2016
Net cash (used in) provided by:
Net loss	$(16,399)	$(9,012)
Adjustments to net loss for non-cash items	6,400	3,379
Changes in operating assets and liabilities	4,896	375
Operating activities	(5,103)	(5,258)
Investing activities	(95,254)	(1,106)
Financing activities	(736)	110
Effect of exchange rate changes on cash and cash equivalents	237	(93)
Net decrease in cash and cash equivalents	(100,856)	(6,347)
Cash and cash equivalents at beginning of period	133,735	37,055
Cash and cash equivalents at end of period	$32,879	$30,708